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                            WARRANT REPURCHASE AGREEMENT


     This Warrant Repurchase Agreement (this "Agreement") is entered into as of March 31, 1998, by and among Pacific Gateway Properties, Inc., a New York corporation (the "Company"), and Citicorp Real Estate, Inc., a Delaware corporation ("Citicorp").

                                      RECITALS

     WHEREAS, the Company and Citicorp entered into a Warrant Agreement, dated as of December 28, 1993 (the "Warrant Agreement"), pursuant to which the Company issued to Citicorp a warrant to acquire up to 2,000,000 shares of the Company's Common Stock upon the terms and conditions set forth therein; and

     WHEREAS, pursuant to the Warrant Agreement, Citicorp currently holds a warrant (the "Warrant") which is immediately exercisable to purchase from the Company up to 1,000,000 shares of the Company's Common Stock at a price per share of $2.875; and

     WHEREAS, Citicorp desires to sell to the Company, and the Company desires to purchase from Citicorp, the Warrant on the terms and conditions set forth below; and

     WHEREAS, as of the close of business on March 30, 1998, the Company's Common Stock traded on the American Stock Exchange at a price per share of $7.625.

                                     AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in further consideration of the mutual covenants, conditions and agreements contained herein, the Company and Citicorp hereby agree as follows:

     1. REPURCHASE OF WARRANT. Subject to the terms and conditions set forth in this Agreement, Citicorp agrees to sell, transfer and deliver to the Company, and the Company agrees to purchase from Citicorp, the Warrant for an aggregate purchase price of $1,000,000.00 (the "Purchase Price"). Citicorp and the Company agree that the Warrant covers 1,000,000 shares of Common Stock at an exercise price of $2.875 per share.

     2. CLOSING. The closing of the purchase and sale contemplated hereby (the "Closing") shall take place at the offices of the Company at 930 Montgomery Street, San Francisco, California 94133, at 10:00 a.m. on March 31, 1998, or at such other time, date and place as are mutually agreeable to the Company and Citicorp. At the Closing, Citicorp shall deliver the Warrant to the Company, and the Company shall pay the Purchase Price by wire transfer to an account designated by Citicorp.


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     3.   REPRESENTATIONS OF THE COMPANY.  The Company hereby represents and warrants to Citicorp as follows:

          3.1 EXISTENCE AND GOOD STANDING, AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by all required corporate action of the Company. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          3.2 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company will not (a) to the Company's knowledge result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which the Company is bound or (b) conflict with or result in a material breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which the Company is a party or by which the Company is bound, which conflict, breach or default would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

          3.3 PERFORMANCE OF OBLIGATIONS. The Company has the financial and other ability to perform its obligations under the terms of this Agreement.

          3.4  DISCLOSURE.

               (a) The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934 (the "SEC Reports"). The SEC Reports comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) The Company has not reported operating results or closed its books for the first quarter of 1998. Accordingly, the Company cannot make any representations regarding first quarter results. However, the Company is not aware of any material transactions that would cause first quarter results to be materially different from results for the fourth quarter of 1997. Excluding routine inquiries from potential purchasers of the Company's portfolio properties, the Company currently is not engaged in substantive negotiations with any person who has expressed an interest in acquiring the Company.

     4. REPRESENTATIONS OF CITICORP. Citicorp hereby represents and warrants to the Company as follows:


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          4.1  OWNERSHIP OF WARRANT.  Citicorp is the lawful owner of the
Warrant, free and clear of all liens, encumbrances, restrictions and claims of every kind. Citicorp has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Warrant pursuant to this Agreement, and the delivery to the Company of the Warrant pursuant to the provisions of this Agreement will transfer to the Company title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Following the consummation of the transactions contemplated by this Agreement, Citicorp shall own no further right or interest in the Warrant. Citicorp has not exercised the Warrant or any portion thereof, nor has Citicorp sold, assigned, transferred or conveyed the Warrant or any interest therein.

          4.2 EXISTENCE AND GOOD STANDING, AUTHORIZATION AND VALIDITY OF AGREEMENT. Citicorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Citicorp has the corporate power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by all required corporate action of Citicorp. This Agreement has been duly executed and delivered by Citicorp and is a valid and binding obligation of Citicorp in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Citicorp will not (a) to Citicorp's knowledge result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which Citicorp is bound or (b) conflict with or result in a material breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which Citicorp is a party or by which Citicorp is bound, which conflict, breach or default would have a material adverse effect on the ability of Citicorp to perform its obligations under this Agreement.

     5.   MISCELLANEOUS.

          5.1 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          5.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement among the parties hereto with respect to the matters referred to herein. No other representations, covenants, undertakings or other prior or contemporaneous agreements, oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind either party. Both parties acknowledge that they have not entered into this Agreement or executed this Agreement in reliance on any such promise, representation or warranty.

          5.3 MODIFICATION. This Agreement shall not be modified by either party by oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by the party against whom enforcement shall be sought.


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          5.4  NOT CONSTRUED AGAINST EITHER PARTY.  This Agreement shall not be construed against the party initially drafting it but shall be construed as if both parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party.

          5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which when taken together shall constitute but one and the same agreement.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and Citicorp as of the date first written above.

                                   PACIFIC GATEWAY PROPERTIES, INC.


                                   By: /s/ Raymond V. Marino
                                      ------------------------------------------
                                   Name:   Raymond V. Marino
                                   Title:  President and Chief Executive Officer


                                   CITICORP REAL ESTATE, INC.


                                   By: /s/ Phillip E. Lombardi
                                      ------------------------------------------
                                   Name:   Phillip E. Lombardi
                                   Title:  Vice President


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